                                                                             Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby  consent to the  incorporation  by reference in the  Registration  Statements  on Form S-8, as listed below,  of Edison  International  of our report dated May 25, 2006,  relating to the financial  statements  and supplemental  schedule of the Edison 401(k) Savings Plan (the "Plan")  appearing in the Plan's Annual Report on
Form 11-K for the year ended December 31, 2005.

         Registration Form           File No.             Effective Date
         ===============================================================

         Form S-8                    333-129442           November 4, 2005
         Form S-8                    333-115802           May 24, 2004
         Form S-8                    333-101038           November 6, 2002
         Form S-8                    333-74240            November 30, 2001

BDO Seidman, LLP
Costa Mesa, California
June 28, 2006